As filed with the Securities and Exchange Commission August 17, 2000.
   File No. 333-_______

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                 ____________________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
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                           DATASTREAM SYSTEMS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                   Delaware                     57-0813674
      (State or Other Jurisdiction of         (I.R.S. Employer
        Incorporation or Organization)          Identification Number)

                             50 Datastream Plaza
                       Greenville, South Carolina 29605
                                (864) 422-5001
  (Address, including zip code, and telephone number of Principal Executive
                                   Offices)

  Amended and Restated Datastream Systems, Inc. Employee Stock Purchase Plan
                          (Full Title of the Plans)

                               C. Alex Estevez
                           Datastream Systems, Inc.
                             50 Datastream Plaza
                       Greenville, South Carolina 29605
                                (864) 422-5001
          (Name, address, and telephone number of agent for service)

                                   Copy to:
                            Steven L. Pottle, Esq.
                              Alston & Bird LLP
                             One Atlantic Center
                        1201 West Peachtree Street, NW
                         Atlanta, Georgia 30309-3424
                                (404) 881-7185

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed       Proposed
   Title of Securities    Amount to      Maximum        Maximum     Amount of
     to be Registered         be     Offering Price    Aggregate   Registration
                         Registered(1)Per Share (2) Offering Price     Fee

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Common Stock, $.01 par    200,000        $8.72         $1,744,000.00  $461.00
 value
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market System on August 10, 2000.

PART I     INFORMATION REQUIRED IN The Section 10(a) Prospectus

      The documents constituting Part I of this Registration Statement will be sent or given to participants in the Amended and Restated Datastream Systems, Inc. Employee Stock Purchase Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act of 1933").

Item 1.    Plan Information

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.    Registrant Information and Employee Plan Annual Information

      Not  required  to be filed  with the  Commission.  Upon  written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Allison K. Smith, Stock Plan Administrator, Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, telephone number (864) 422-5001.

PART II.   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act of 1934"), are incorporated herein by reference and deemed to be a part hereof:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

      (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 1999; and

      (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act of 1934, including all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      In addition, pursuant to the authority of Delaware law, Article VII of the Amended and Restated Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the Registrant and its stockholders to the fullest extent permitted by Delaware law for breach of fiduciary duty by a director.

      Article XII of the Registrant's Bylaws also provides that the Registrant will indemnify, to the fullest extent permitted by Delaware law, any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or was serving as a director, officer, employee or agent of another company or other enterprise in which the Registrant owns or owned, directly or indirectly, an equity interest or of which it may be a creditor.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits


  Exhibit Number                          Description

 4.1*               Amended and Restated Certificate of Incorporation.

 4.1(a)** Amendment to Amended and Restated Certificate of Incorporation, dated January 12, 1998.

 4.2***             Bylaws.

 4.4+               Specimen Stock Certificate.

 5.1                Opinion of Alston & Bird LLP

 23.1               Consent of Alston & Bird LLP (included in Exhibit 5.1)

 23.2               Consent of KPMG LLP

 24                 Power of Attorney (included on signature page)
--------------------

* Incorporated herein by reference to Exhibit 3.1 in the Registrant's Form S-1 Registration Statement (File No. 33-89498).
** Incorporated herein by reference to Exhibit 3.1(a) in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-25590).
*** Incorporated herein by reference to Exhibit 3.2 in the Registrant' Form S-1 Registration Statement (File No. 33-89498).
+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (File No. 33-89498).


Item 9.  Undertakings

(a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                  (i)   To  include   any   prospectus   required  by  Section
                        10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
                        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville state of South Carolina, on the 17th day of August, 2000.


                               DATASTREAM SYSTEMS, INC.


                         By:   /s/ Larry G. Blackwell
                               ----------------------------
                               Larry G. Blackwell
                               Chairman, President and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Blackwell and C. Alex Estevez, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the 17th day of August, 2000 in the capacities indicated.

                               Title
Signature


/s/ Larry G. Blackwell         President, Chief Executive Officer and Director
----------------------
Larry G. Blackwell             (principal executive officer)


/s/ C. Alex Estevez            Chief Financial Officer
---------------------
C. Alex Estevez                (principal financial and accounting officer)

---------------------          Director
Richard T. Brock

/s/ Ira D. Cohen               Director
---------------------
Ira D. Cohen

/s/ John M. Sterling           Director
---------------------
John M. Sterling, Jr.

---------------------          Director
Kenneth D. Tracy

                                EXHIBIT INDEX


 Exhibit Number                          Description

 4.1*               Amended and Restated Certificate of Incorporation.

 4.1(a)** Amendment to Amended and Restated Certificate of Incorporation, dated January 12, 1998.

 4.2***             Bylaws.

 4.4+               Specimen Stock Certificate.

 5.1                Opinion of Alston & Bird LLP

 23.1               Consent of Alston & Bird LLP (included in Exhibit 5.1)

 23.2               Consent of KPMG LLP

 24                 Power of Attorney (included on signature page)
--------------------

* Incorporated herein by reference to Exhibit 3.1 in the Registrant's Form S-1 Registration Statement (File No. 33-89498).
** Incorporated herein by reference to Exhibit 3.1(a) in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-25590).
*** Incorporated herein by reference to Exhibit 3.2 in the Registrant's Form S-1 Registration Statement (File No. 33-89498).
+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (File No. 33-89498).

                                                                   Exhibit 5.1




                               Alston & Bird LLP
                             One Atlantic Center
                          1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424

                                 404-881-7000
                              Fax: 404-881-7777
                                www.alston.com



                               August 11, 2000



Datastream Systems, Inc.
50 Datastream Plaza
Greenville, South Carolina  29605

      Re: Amended and Restated Datastream Systems, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

      We have  acted as  counsel  for  Datastream  Systems,  Inc.,  a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 200,000 shares of the Corporation's common stock, $0.01 par value (the
"Common Stock"), that may be issued pursuant to the Amended and Restated Datastream Systems, Inc. Employee Stock Purchase Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

      In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware, in reliance solely on published general compilations thereof as of the date hereof.



 1211 East Morehead   3605 Glenwood Avenue,     601 Pennsylvania
        Street               Suite 310             Avenue, N.W.
  P. O. Drawer 34009     P. O. Drawer 31107    North Building, 11th
    Charlotte, NC      Raleigh, NC 27622-1107         Floor
      28234-4009            919-420-2200          Washington, DC
     704-331-6000        Fax: 919-420-2260          20004-2601
  Fax: 704-334-2014                                202-756-3300
                                                Fax: 202-756-3333

Datastream Systems, Inc.
August 11, 2000
Page 2

      Based upon the foregoing, it is our opinion that the 200,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

      This  Opinion  Letter is  provided  to you for your  benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                    Very truly yours,

                                    ALSTON & BIRD LLP


                                    By:   /s/ Steven L. Pottle
                                          ---------------------
                                          Steven L. Pottle, Partner

                                                                  Exhibit 23.2



                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Datastream Systems, Inc.:

      We consent to the use of our reports incorporated herein by reference.


Greenville, South Carolina                /s/ KPMG LLP
                                          ---------------------
August 16, 2000